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                                                                    EXHIBIT 3.01


                            ARTICLES OF INCORPORATION
                                       OF
                         NEW ENGLAND ACQUISITIONS, INC.
===============================================================================

      FIRST: The name of the corporation is New England Acquisitions, Inc. (the "Corporation").

      SECOND: The aggregate number of shares which the Corporation shall have authority to issue is 75,000,000 shares of capital stock, $0.001 par value.

      THIRD: The Corporation is organized for the purpose of transacting any and all lawful business.

      FOURTH: The name and address of the incorporator, the street address of the Corporation's initial registered office and the name of its initial registered agent at that office are:

                        Jonathan B. Reisman
                        5100 Town Center Circle
                        Boca Raton, Florida  33486

      FIFTH: The initial address of the principal office of the Corporation is:

                        5100 Town Center Circle
                        Boca Raton, Florida  33486

      SIXTH: The Corporation elects not to be governed by Section 607.0901 of the Florida Business Corporation Act.

      SEVENTH: The Corporation shall indemnify its directors and officers to the full extent permitted by applicable law.

DATED: April 16, 2001

                                      /s/ Jonathan B. Reisman
                               ------------------------------------------
                                      JONATHAN B. REISMAN
                               Incorporator and Initial Registered Agent


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                         ACCEPTANCE OF REGISTERED AGENT

The undersigned registered agent for New England Acquisitions, Inc hereby accepts such appointment and is familiar with, and accepts the obligations of that position.





                                     -------------------------

                                      /s/ Jonathan B. Reisman
                                     -----------------------------------------

                                      JONATHAN B. REISMAN


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